AMENDMENT NO. 2 TO
                   LOAN AND SECURITY AGREEMENT



     Amendment No. 2 (the "Amendment"), dated as of April 12, 2012 and effective as of March 31, 2012 (the "Effective Date"), to a certain Loan and Security Agreement by and between SOVEREIGN BANK, N.A. (f/k/a Sovereign Bank), a national banking association ("Lender"), with an address at 3 Terry Drive, Suite 102, Newtown, Pennsylvania 18940, and DYNASIL CORPORATION OF AMERICA, a Delaware corporation ("Borrower").

                           BACKGROUND

     WHEREAS, the Lender and the Borrower made, executed and delivered a Loan and Security Agreement, dated July 7, 2010, as amended by a certain Amendment No. 1 to Loan and Security
Agreement dated as of April 1, 2011 (the "Original Loan
Agreement"); and

     WHEREAS, the Borrower has requested that the Lender amend certain terms and provisions of the Original Loan Agreement, and the Lender is willing to consent to such modifications upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan Agreement. This Amendment is intended to amend the Original Loan Agreement and the Original Loan Agreement shall be so amended from and as of the Effective Date.

     2. The definition of "Scheduled Termination Date" set forth in the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Scheduled Termination Date" shall mean  July
          7, 2013 or such other later date as may be agreed to in writing by Lender.

     3. Section 13 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

          13.  FINANCIAL COVENANTS.

               Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                 (a)    Consolidated  Maximum  Leverage
          Ratio. Borrower shall maintain at all times a Consolidated Maximum Leverage Ratio which is equal to or less than (i) 3.00 to 1.00 for any period ended on or before December 31, 2011 or on or after December 31, 2012, (ii)
          3.75  to  1.00  for the rolling four  quarter

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          period  ending on March 31, 2012, (iii)  3.25
          to  1.00 for the rolling four quarter  period
          ending  on  June 30, 2012, and (iv)  3.25  to
          1.00  for  the  rolling four  quarter  period
          ending  on  September 30,  2012.   Borrower's
          compliance with this covenant shall be tested
          on  a  rolling four (4) quarters basis as  of
          the  last day of each quarter of each  Fiscal
          Year of Borrower; provided, however, for  the
          purposes   of  determining  the  Consolidated
          Maximum Leverage Ratio at any time during the
          Ramp-up Period, the denominator of such ratio
          (for the avoidance of doubt, such denominator
          includes  all items set forth in clause  (ii)
          of  the  definition of "Consolidated  Maximum
          Leverage  Ratio")  shall  be  determined   as
          follows:  (x) at September 30, 2010,  on  the
          basis of the fiscal quarter then ended, times
          4;  (y) at December 31, 2010, on the basis of
          the  six (6) months then ended, times 2;  and
          (z)  at  March 31, 2011, on the basis of  the
          nine  months then ended, times 4/3.  Borrower
          and Lender hereby agree that, for purposes of
          calculating  Consolidated  Maximum   Leverage
          Ratio  hereunder  during the Ramp-up  Period,
          the  amounts set forth in clauses  (b),  (c),
          (d)   and   (i)   of   the   definition    of
          "Consolidated EBITDA" shall not be annualized for any period.

                (b)  Consolidated Fixed Charge Coverage
          Ratio.  Borrower shall maintain at all  times
          a Consolidated Fixed Charge Coverage Ratio of
          not less than (i) 1.20 to 1.00 for any period
          ended on or before December 31, 2011 or on or
          after  December 31, 2012, (ii) 0.90  to  1.00
          for the rolling four quarter period ending on
          March  31, 2012, (iii) 1.05 to 1.00  for  the
          rolling  four quarter period ending  on  June
          30,  2012,  and  (iv) 1.10 to  1.00  for  the
          rolling   four  quarter  period   ending   on
          September  30,  2012.  Compliance  with  this
          covenant  shall be tested on a  rolling  four
          (4) quarters basis as of the last day of each
          quarter  of  each  Fiscal Year  of  Borrower;
          provided,   however,  for  the  purposes   of
          determining  the  Consolidated  Fixed  Charge
          Ratio at any time prior to June 30, 2011 (the
          SRamp-up  Period"),  the numerator  (for  the
          avoidance  of doubt, such numerator  includes
          all  items  set forth in clause  (x)  of  the
          definition  of  "Consolidated  Fixed   Charge
          Coverage Ratio") and the denominator of  such
          ratio  (for  the  avoidance  of  doubt,  such
          denominator includes all items set  forth  in
          clause    (ii)    of   the   definition    of
          "Consolidated  Fixed Charge Coverage  Ratio")
          shall  be  determined  as  follows:  (i)   at
          September 30, 2010, on the basis of the fiscal quarter then ended, times 4; (y) at December 31, 2010, on the basis of the six
          (6) months then ended, times 2; and (z) at March 31, 2011, on the basis of the nine months then ended, times 4/3. Borrower and Lender hereby agree that, for purposes of calculating Consolidated Fixed Charge Ratio hereunder during the Ramp-up Period, the amounts set forth in clauses (b), (c), (d) and (i) of the definition of "Consolidated
          EBITDA" shall not be annualized for any period.


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

               (c)    Unfunded   Capital  Expenditures.
          During the Fiscal Year of the Borrower ending
          on  September  30, 2011, Borrower  shall  not
          incur Unfunded Capital Expenditures in excess
          of  $2,000,000.00 in the aggregate (tested as
          of  the  last day of each fiscal  quarter  of
          such  Fiscal  Year on a year-to-date  basis).
          During  each  Fiscal  Year  of  the  Borrower
          ending  after September 30, 2011  but  on  or
          before September 30, 2012, Borrower shall not
          incur Unfunded Capital Expenditures in excess
          of  $3,250,000.00 in the aggregate (tested as
          of  the last day of each fiscal quarter ended
          after  September 30, 2011 on  a  year-to-date
          basis).   During  each  Fiscal  Year  of  the
          Borrower  ending  after September  30,  2012,
          Borrower  shall  not incur  Unfunded  Capital
          Expenditures in excess of $2,000,000.00 in the aggregate (tested as of the last day of each fiscal quarter ended after September 30, 2012 on a year-to-date basis).

               (d)   Minimum Liquidity.  At all  times,
          Borrower shall maintain aggregate minimum cash balances of not less than $1,000,000.00 in accounts maintained by the Borrower with the Bank (to be verified in writing by Borrower as of the last day of each fiscal quarter of each Fiscal Year)."

     4. All representations, warranties and covenants of the Borrower contained in the Original Loan Agreement are hereby ratified and confirmed by the Borrower without condition as if made anew upon the execution of this Amendment and are hereby incorporated by reference. All representations, warranties and covenants of the Borrower, whether hereunder, or contained in the Original Loan Agreement or in any Other Agreement shall remain in full force and effect until all amounts due under the Original Loan Agreement, as amended herein, the Notes, and each Other Agreement are satisfied in full.

5. Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan Agreement are in full force and effect and are hereby incorporated by reference as if set forth herein. This Amendment and the Original Loan Agreement shall be deemed as complementing and not restricting the Lender's rights hereunder or thereunder. If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Loan Agreement, the terms and provisions of this Amendment shall control and prevail.

6. The Borrower hereby represents, warrants and certifies to the Lender that no Default or Event of Default has occurred and is presently existing under the Loan Documents.

7. The Borrower hereby further represents, warrants and certifies to the Lender that Schedule A attached hereto is a true, correct and complete list of all fictitious or alternate names and trade names utilized by the Borrower or any Guarantor in connection with the conduct of their present business operations and neither the Borrower nor any Guarantor has registered, or applied to register, any such name with the United States Patent and Trademark Office.


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

     8. Pursuant to the terms of the Original Loan Agreement, as amended herein, the Borrower has provided to the Lender, as security for the payment of all Loans now or in the future made by the Lender to the Borrower and for the payment or other satisfaction of all other Liabilities, a first priority, perfected security interest in the Collateral. The Borrower hereby ratifies and confirms the liens and security interests granted under the Original Loan Agreement and the Other Agreements; and further ratifies and confirms, without condition, that the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan Agreement as set forth herein.

     9. In order to induce the Lender to enter into this Amendment, the Borrower shall first satisfy the following conditions precedent:

          (a) The Borrower shall have executed (and/or caused to be executed), and delivered to the Lender the following:

               (i)  this Amendment;

               (ii)      a Confirmation of Guarantee duly
          executed by each of Optometrics Corporation, Evaporated Metal Films Corp., Radiation Monitoring Devices, Inc., RMD Instruments Corp. and Dynasil Biomedical Corp. (collectively, the "Guarantors"), in form and substance satisfactory to the Lender in its sole discretion (the "Confirmation of Guarantee"); and

               (iii)     such other documents and instruments as
          the Lender may reasonably request.

          (b) The Borrower shall also deliver to the Lender, or the Lender shall have obtained in the case of the items listed in clauses (iii), (iv) and (v) below, the following:

               (i) copies of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and any other documents to be executed by the Borrower in connection herewith;

               (ii) copies of the resolutions of the Board of Directors of each Guarantor authorizing the execution and delivery of the Confirmation of Guarantee and any other documents to be executed by such Guarantor in connection herewith;

               (iii)     a certificate of the Secretary of State
          of the state of incorporation of the Borrower as to its good standing;

               (iv) a certificate of the Secretary of State of the state of incorporation of each Guarantor as to its good standing;

               (v) such Uniform Commercial Code searches for the Borrower as are reasonably determined necessary by the Lender;

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               (vi)      an updated secretary's certificate for
          the Borrower and each Guarantor;

               (vii)     an updated incumbency certificate for
          the Borrower and each Guarantor; and

               (viii)    any and all other documents, agreements
          and certificates reasonably requested by the Lender to carry out the intentions of this Amendment.

     10. This Amendment (a) shall be construed and enforced in accordance with the laws of the State of New Jersey; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; (c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.

11. The Borrower hereby agrees that it will pay or cause to be paid, or reimburse the Lender for, all of the costs and expenses incurred by the Lender in connection with negotiation, preparation and enforcement of this Amendment and the transactions contemplated herein, including without limitation the fees and out-of-pocket expenses of the Lender's legal counsel.
     12. The Borrower hereby waives any and all rights which it may have to a jury trial in connection with any litigation commenced or against the Lender with respect to the right and obligations of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.



                          DYNASIL CORPORATION OF AMERICA

                          By:___________________________________
                          _
                          Name:   Richard Johnson
                          Title:     Chief Financial Officer

                          SOVEREIGN BANK, N.A.

                          By:___________________________________
                          _
                          Name:  Daniel Vereb
                          Title:    Senior Vice President


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                           SCHEDULE A

      LIST OF FICTITIOUS OR ALTERNATE NAMES AND TRADE NAMES


1.  RMD Instruments Corp.  - utilizes the name Dynasil Products

2.  Dynasil Corporation of America - utilizes the name Dynasil
Fused Silica